Exhibit 99.1

Athira Pharma Reports Full Year 2024 Financial Results and Pipeline and Business Updates

Completed healthy volunteer Phase 1 clinical study of ATH-1105 as a potential treatment for amyotrophic lateral sclerosis (ALS)

On-track to enable dosing ALS patients in 2025

BOTHELL, Wash., February 27, 2025 – Athira Pharma, Inc. (NASDAQ: ATHA), a clinical stage biopharmaceutical company focused on developing small molecules to restore neuronal health and slow neurodegeneration, today reported financial results for the year ended December 31, 2024, and provided recent pipeline and business updates.

“We look forward to the opportunity to continue to advance ATH-1105 as a potential therapy for ALS, which in various preclinical models has demonstrated a consistent ability to improve motor and nerve function, enhance neuronal survival, and improve biomarkers of inflammation and neurodegeneration, including neurofilament light chain (NfL), a key marker of ALS disease progression,” said Mark Litton, Ph.D, President and Chief Executive Officer of Athira. “With the healthy volunteer Phase 1 clinical study of ATH-1105 complete, we are pleased to remain on track to enable dosing ALS patients in 2025.”

Clinical Development & Pipeline Programs

Athira’s drug development pipeline includes novel next-generation small molecule drug candidates designed to promote the neurotrophic hepatocyte growth factor (HGF) system, which activates neuroprotective, neurotrophic and anti-inflammatory pathways in the central and peripheral nervous system.

ATH-1105 – A novel, orally available, brain-penetrant, next-generation small molecule drug candidate designed to positively modulate the neurotrophic HGF system for potential treatment of neurodegenerative diseases, including amyotrophic lateral sclerosis (ALS), Alzheimer’s disease, and Parkinson’s disease. ATH-1105 is currently in development for the potential treatment of ALS.

•
Athira conducted the first-in-human Phase 1 (NCT 06432647) double-blind, placebo-controlled clinical trial that enrolled 80 healthy volunteers to evaluate single and multiple oral ascending doses of ATH-1105. The study was completed in November 2024 and evaluated the safety and tolerability of ATH-1105 and included measurements of pharmacokinetic outcomes. The results of the Phase 1 trial showed that ATH-1105 demonstrated a favorable safety profile and was well-tolerated in healthy volunteers, supporting continued clinical development.
•
Athira is on track to enable dosing ALS patients in 2025.
•
ATH-1105’s potential is supported by a growing body of preclinical evidence demonstrating statistically significant improvements in nerve and motor function, biomarkers of inflammation and neurodegeneration, and survival in various models of ALS.

•
These data have been presented at a variety of key scientific and medical meetings including the American Association of Neurology (AAN), the Alzheimer’s Association International Congress (AAIC), the Northeast Amyotrophic Lateral Sclerosis Consortium® (NEALS), and the Motor Neurone Disease Association (MNDA), and published in Frontiers in Neuroscience, 2024.

Fosgonimeton (ATH-1017) – A once daily, subcutaneously administered drug candidate initially targeted for the potential treatment of Alzheimer’s disease.

•
In September 2024, Athira announced topline results from the LIFT-AD Phase 2/3 clinical trial of fosgonimeton in mild-to-moderate Alzheimer’s disease. The study did not meet its primary or key secondary endpoints, but biomarker and subgroup data were directionally consistent with the broad neuroprotective mechanism of action.

Exploration of Strategic Alternatives

•
Following Athira’s receipt of the topline results of LIFT-AD, the company made the determination to explore strategic alternatives focused on maximizing stockholder value. Athira engaged Cantor Fitzgerald & Co. to act as an advisor in this process.
•
Additionally, Athira paused further development of fosgonimeton, including the related open label extension clinical trial, while continuing the development of ATH-1105 and exploring partnering options.

Financial Results

•
Cash Position. Cash, cash equivalents and investments were $51.3 million as of December 31, 2024, compared to $147.4 million as of December 31, 2023. Net cash used in operations was $97.2 million for the year ended December 31, 2024, compared to $100.8 million for the year ended December 31, 2023.
•
Research and Development (R&D) Expenses. R&D expenses were $70.7 million for the year ended December 31, 2024, compared to $93.8 million for the year ended December 31, 2023. The decrease was driven primarily by decreases in fosgonimeton program costs.
•
General and Administrative (G&A) Expenses. G&A expenses were $26.1 million for the year ended December 31, 2024, compared to $33.3 million for the year ended December 31, 2023. The decrease was driven by decreases in legal, business development, and other general corporate expenses.
•
Legal Expense. Legal expense of $4.1 million was accrued during the year ended December 31, 2024, in connection with a settlement agreement reached with the United States Department of Justice related to Athira’s NIH grant.
•
Net Loss. Net loss was $96.9 million, or $2.52 per share, for the year ended December 31, 2024, compared to a net loss of $117.7 million, or $3.09 per share, for the year ended December 31, 2023.

About Athira Pharma, Inc.
Athira Pharma, Inc., headquartered in the Seattle, Washington area, is a clinical-stage biopharmaceutical company focused on developing small molecules to restore neuronal health and slow neurodegeneration. Athira aims to alter the course of neurological diseases by advancing its pipeline of drug candidates that modulate the neurotrophic HGF system. For more information, visit www.athira.com. You can also follow Athira on Facebook, LinkedIn, X and Instagram.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not based on historical fact and include statements regarding: Athira’s drug candidates as potential treatments for amyotrophic lateral sclerosis, Alzheimer’s disease, Parkinson’s disease, and other neurodegenerative diseases; future development plans; the potential learnings from preclinical studies and other nonclinical data and their ability to inform and improve future clinical development plans; the potential learnings from our Phase 1 ATH-1105 clinical trial and its implications for future development plans; expectations regarding the potential efficacy and commercial potential of Athira’s drug candidates; Athira’s ability to advance its drug candidates into later stages of development; and Athira’s plans and expectations regarding Athira’s exploration of strategic alternatives and partnering options. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “on track,” “would,” “expect,” “plan,” “believe,” “intend,” “pursue,” “continue,” “suggest,” “potential,” “target,” and similar expressions. Any forward-looking statements are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the data from preclinical and clinical trials may not support the safety, efficacy and tolerability of Athira’s drug candidates; development of drug candidates may cease or be delayed; regulatory authorities could object to protocols, amendments and other submissions; future potential regulatory milestones for drug candidates, including those related to current and planned clinical studies, may be insufficient to support regulatory submissions or approval; whether Athira’s trials are sufficiently powered to meet the planned endpoints; Athira may not be able to recruit sufficient patients for its clinical trials; the outcome of legal proceedings that have been or may in the future be instituted against Athira, its directors and officers; possible negative interactions of Athira's drug candidates with other treatments; Athira’s assumptions regarding its financial condition and the sufficiency of its cash, cash equivalents and investments to fund its planned operations may be incorrect; adverse conditions in the general domestic and global economic markets; the impact of competition; the impact of drug candidate development and clinical activities on operating expenses; the impact of new or changing laws and regulations; risks related to Athira’s exploration of strategic alternatives; as well as the other risks detailed in Athira’s filings with the Securities and Exchange Commission from time to time. These forward-looking statements speak only as of the date hereof and Athira undertakes no obligation to update forward-looking statements. Athira may not actually achieve the plans, intentions, or expectations disclosed in its forward-looking statements, and you should not place undue reliance on the forward-looking statements.

Investor & Media Contact:

Julie Rathbun

Athira Pharma

Julie.rathbun@athira.com

206-769-9219

Athira Pharma, Inc.

Condensed Consolidated Balance Sheets

(Amounts in thousands)

	December 31,	December 31,
	2024	2023

Assets
Cash and cash equivalents	$48,438	$90,584
Short-term investments	2,837	56,835
Other short-term assets	3,566	7,310
Other long-term assets	3,938	5,516
Total assets	$58,779	$160,245
Liabilities and stockholders' equity
Current liabilities	$13,135	$28,840
Long-term liabilities	803	1,217
Total liabilities	13,938	30,057
Stockholders' equity	44,841	130,188
Total liabilities and stockholders' equity	$58,779	$160,245

Athira Pharma, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(Amounts in thousands, except share and per share amounts)

	Year Ended December 31,
	2024	2023
Operating expenses:
Research and development	$ 70,682	$ 93,790
General and administrative	26,093	33,304
Legal expense	4,127	—
Insurance recovery related to legal settlement	—	(1,628)
Total operating expenses	100,902	125,466
Loss from operations	(100,902)	(125,466)
Grant income	—	157
Other income, net	3,962	7,637
Net loss	$ (96,940)	$ (117,672)
Unrealized gain on available-for-sale securities	350	1,607
Comprehensive loss attributable to common stockholders	$ (96,590)	$ (116,065)
Net loss per share attributable to common stockholders, basic and diluted	$ (2.52)	$ (3.09)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	38,480,875	38,020,182